UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 1, 2016

KLA-TENCOR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-09992	04-2564110
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Technology Drive, Milpitas, California		95035
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (408) 875-3000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

¬	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

¬	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

¬	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

¬	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On December 1, 2016, KLA-Tencor Corporation (the “Company”) implemented certain organizational changes that affected the duties and responsibilities of certain of its named executive officers. Michael Kirk will remain an Executive Vice President of the Company, and will assume the leadership role for the Company’s strategic business development, transitioning from his role overseeing the Company’s former Wafer Inspection Division.  Bobby Bell will remain an Executive Vice President, moving from his role managing strategic projects for the Company to driving growth and execution of the newly created Semiconductor Business Organization - comprised of the Company’s Global Customer Solutions Group, the Global Customer Organization and the Global Products Group.  Ahmad Khan will remain an Executive Vice President, and will now lead the Global Products Group (comprised of the Company’s former Wafer Inspection and Patterning Divisions), transitioning from his former role managing the Patterning Division.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KLA-TENCOR CORPORATION

Date: December 5, 2016	By: /s/ Teri A. Little
Name: Teri A. Little
Title: Senior Vice President and General Counsel